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Exhibit 21.1

                              List of Subsidiaries

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
Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
Columbia Sportswear Holdings Limited               Ontario, Canada

Columbia Sportswear Canada Limited                 Ontario, Canada

Columbia Sportswear Japan, Inc.                    Japan

Columbia Sportswear (France) S.N.C.                France

Columbia Sportswear Gmbh                           Germany

Columbia Sportswear Korea                          Korea

GTS, Inc.                                          Oregon

Sorel Corporation                                  Delaware

Columbia Sportswear Company Ltd.                   United Kingdom

Columbia Sportswear Company S.A.S.                 France

Columbia Sportswear International AG               Switzerland

Columbia Sportswear North America, Inc.            Oregon

Columbia Sportswear Europe S.A.S.                  France
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